                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC 20549

                                     FORM 8-K

                                  CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)     September 22, 1995

                             H. F. Ahmanson & Company
                (Exact name of registrant as specified in charter)


               Delaware             1-8930              95-0479700
            (State or other       (Commission          (IRS employer
            jurisdiction of       file number)       identification no.)
             incorporation)


             4900 Rivergrade Road, Irwindale, California          91706
              (Address of principal executive offices)          (Zip code)


        Registrant's telephone number, including area code    (818) 960-6311

                                     Not applicable
              (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On September 22, 1995, Home Savings of America, FSB, ("Home Savings"), a wholly-owned subsidiary of H. F. Ahmanson & Company (the "Company"), announced the completion of the sale of its New York retail deposit branch system, with deposits totaling approximately $8.1 billion in 60 branches, to GreenPoint Bank. The purchase price represents a deposit premium of approximately $671 million or 8%. The sale included the transfer of the branch premises.

     The Company funded the sale with excess liquidity and a combination of new borrowings of approximately $4.7 billion and sales of securities of approximately $1.4 billion. In addition, the Company utilized funds generated by the acquisition in the second quarter of 1995 of $1.2 billion in deposits from Household Bank, FSB. As a result of the sale and related asset disposition and funding transactions, the Company's total assets declined by approximately $2.9 billion.

     Excluding the gain on sale of the branch system, the effect of the transactions on future operations is expected to be approximately earnings neutral. Future deployment of the capital generated by the transaction is expected to be accretive to earnings per share. Reductions in the Company's net interest income and fee income are expected to be offset by reductions in general and administrative expenses.


ITEM 5.  OTHER EVENTS.

     On October 3, 1995, the Board of Directors of the Company authorized a stock repurchase program enabling the Company to repurchase up to $250 million of its common stock and/or common stock equivalents from time to time.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

      Not applicable.

(b)   Pro Forma Financial Information.

      Presented below are the pro forma effects of the sale of the Company's New York retail deposit branch system on its financial condition as of June 30, 1995. In addition, the pro forma effects of the sale which have a continuing impact on the Company's results of operations, excluding the after-tax gain on the sale of approximately $253 million, are presented below for the six months ended June 30, 1995 and the year ended December 31, 1994, reported as if the sale had occurred on January 1 of the respective periods. Certain amounts in the financial statements for the year ended December 31, 1994 have been reclassified to conform to the current presentation.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (Unaudited) (in thousands)

                                                                      New York                Pro Forma
                                             June 30, 1995          Deposit Sale               Balance
                                             -------------          -------------           -------------
ASSETS
------
Total cash and cash equivalents                $ 1,810,365           $ (1,220,759)          $   589,606
Other investment securities                        268,491                   -                  268,491
Investment in stock of Federal Home
   Loan Bank (FHLB)                                472,872                   -                  472,872
Mortgage-backed securities (MBS)                18,239,982             (1,420,000)           16,819,982
Loans receivable, net                           30,569,370                (23,491)           30,545,879
Accrued interest receivable                        153,699                   -                  153,699
Real estate held for development and
   investment (REI), net of allowance              313,918                   -                  313,918
Real estate owned held for sale (REO), net
   of allowance                                    191,524                   -                  191,524
Premises and equipment                             624,988                (78,339)              546,649
Goodwill and other intangible assets               501,220               (106,906)              394,314
Other assets                                       289,926                 (6,086)              283,840
Income taxes                                        35,761                (35,761)                 -
                                               -----------          -------------           -----------
                                               $53,472,116          $  (2,891,342)          $50,580,774
                                               ===========          =============           ===========
LIABILITIES AND  STOCKHOLDERS' EQUITY
-------------------------------------

Deposits                                       $42,988,665          $  (8,113,236)          $34,875,429
Total borrowings                                 6,699,546              4,725,000            11,424,546
Income taxes                                          -                   226,248               226,248
Other liabilities                                  722,460                 17,985               740,445
                                               -----------          -------------           -----------
   Total liabilities                            50,410,671             (3,144,003)           47,266,668
Stockholders' equity                             3,061,445                252,661             3,314,106
                                               -----------          -------------           -----------
                                               $53,472,116          $  (2,891,342)          $50,580,774
                                               ===========          =============           ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (dollars in thousands)

                                         For the Six Months Ended June 30, 1995    For the Year Ended December 31, 1994
                                         --------------------------------------   --------------------------------------
                                           Historical   Adjustments  Pro Forma      Historical   Adjustments  Pro Forma
                                         -------------  ----------- -----------   -------------  -----------  ----------
 Interest income:
  Interest on real estate loans            $1,246,072   $    -      $1,246,072      $2,265,050   $    -      $2,265,050
  Interest on MBS                             514,470     (48,777)     465,693         686,390     (87,188)     599,202
  Interest and dividends on investments        83,006     (32,273)      50,733         143,935     (55,151)      88,784
                                           ----------   ---------   ----------      ----------   ---------   ----------
     Total interest income                  1,843,548     (81,050)   1,762,498       3,095,375    (142,339)   2,953,036
                                           ----------   ---------   ----------      ----------   ---------   ----------
 Interest expense:
  Deposits                                    924,236    (173,623)     750,613       1,291,893    (270,171)   1,021,722
  Short-term borrowings                        94,661     145,766      240,427         182,721     199,395      382,116
  FHLB and other borrowings                   219,232        -         219,232         323,840        -         323,840
                                           ----------   ---------   ----------      ----------   ---------   ----------
     Total interest expense                 1,238,129     (27,857)   1,210,272       1,798,454     (70,776)   1,727,678
                                           ----------   ---------   ----------      ----------   ---------   ----------
     Net interest income                      605,419     (53,193)     552,226       1,296,921     (71,563)   1,225,358
 Provision for loan losses                     52,009        -          52,009         176,557        -         176,557
                                           ----------   ---------   ----------      ----------   ---------   ----------
     Net interest income after
       provision for loan losses              553,410     (53,193)     500,217       1,120,364     (71,563)   1,048,801
                                           ----------   ---------   ----------      ----------   ---------   ----------
 Other income:
  Gain on sales of MBS                          9,280        -           9,280           4,868        -           4,868
  Gain (loss) on sales of loans                 2,010        -           2,010         (21,036)       -         (21,036)
  Loan servicing income                        27,862        -          27,862          74,441        -          74,441
  Other fee income                             50,354      (6,194)      44,160         110,368     (12,387)      97,981
  Gain on sales of investment securities          112        -             112             202        -             202
  Gain on sale of Illinois retail branch
   system                                        -           -            -             77,901        -          77,901
  Other operating income                         (216)       -            (216)         13,612        -          13,612
                                           ----------   ---------   ----------      ----------   ---------   ----------
                                               89,402      (6,194)      83,208         260,356     (12,387)     247,969
                                           ----------   ---------   ----------      ----------   ---------   ----------
Other expenses:
  General and administrative expenses (G&A)   384,057     (37,669)     346,388         758,560     (75,339)     683,221
  Operations of REI                             3,708        -           3,708          97,644        -          97,644
  Operations of REO                            40,658        -          40,658          86,011        -          86,011
  Amortization of goodwill and other
   intangible assets                           18,154      (7,526)      10,628          27,835     (18,746)       9,089
                                           ----------   ---------   ----------      ----------   ---------   ----------
                                              446,577     (45,195)     401,382         970,050     (94,085)     875,965
                                           ----------   ---------   ----------      ----------   ---------   ----------
Earnings (loss) before provision
  for income taxes (benefit)                  196,235     (14,192)     182,043         410,670      10,135      420,805
 Provision for income taxes (benefit)          83,305      (9,230)      74,075         173,312      (3,660)     169,652
                                           ----------   ---------   ----------      ----------   ---------   ----------
Net earnings (loss)                        $  112,930   $  (4,962)  $  107,968      $  237,358   $  13,795   $  251,153
                                           ==========   =========   ==========      ==========   =========   ==========

Earnings per common share:
   Primary                                 $    0.74                $    0.70       $    1.59                $    1.71
   Fully diluted                           $    0.74                $    0.70       $    1.58                $    1.69

Common shares outstanding, weighted average:
   Primary                                117,742,947              117,742,947     117,369,431              117,369,431
   Fully diluted                          129,951,435              129,951,435     128,946,242              128,946,242


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      The adjustments to the pro forma condensed consolidated statements of operations represent reversal of the estimated amount of net interest income, other fee income, general and administrative and other costs attributable to the operations of the sold branches during the six months ended June 30, 1995 and the year ended December 31, 1994.

     Pro forma adjustments to interest income and interest expense were determined using Home Savings' average rates for the respective interest-earning assets and interest-costing liabilities during the periods presented.

     G&A expenses are comprised of compensation and other employee expenses, occupancy expenses, federal deposit insurance premiums and assessments, and other G&A expenses. The pro forma adjustments to G&A expenses were based on historical costs related to the operations of the New York branches.

     Income taxes were determined using a marginal tax rate of 42.5%. The pro forma adjustment to the amortization of goodwill, which is not deductible for tax purposes, results in an effective tax rate that is significantly different than the marginal rate.


(c)  Exhibits.

      99.1 Press release dated October 3, 1995 announcing Board of Directors authorization of stock repurchase program.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 6, 1995

                                    H. F. AHMANSON & COMPANY

                                      /s/ George Miranda
                                    ------------------------
                                    By: George Miranda
                                    First Vice President and
                                    Principal Accounting Officer

EXHIBIT INDEX

                                                           SEQUENTIALLY
EXHIBIT NO.         DESCRIPTION                            NUMBERED PAGE

  99.1        Press release dated October 3, 1995
              announcing Board of Directors
              authorization of stock repurchase program.         8